SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                     ------

                                     FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):    August 22, 2005



                                  Coach, Inc.
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             (Exact name of registrant as specified in its charter)


   Maryland                     1-16153                   52-2242751
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  (State of            (Commission File Number)          (IRS Employer
Incorporation)                                         Identification No.)


                    516 West 34th Street, New York, NY 10001
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               (Address of principal executive offices) (Zip Code)



                                 (212) 594-1850
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              (Registrant's telephone number, including area code)




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Item 1.01:  Entry into a Material Definitive Agreement.

         On August 22, 2005, Coach, Inc. entered into three-year extensions to the employment agreements of three key executives: Lew Frankfort, Chairman and Chief Executive Officer; Reed Krakoff, President and Executive Creative Director; and Keith Monda, President and Chief Operating Officer. These amendments extend the terms of the executives' employment agreements from July 2008 through August 2011.

         Mr. Frankfort's extended agreement provides for an initial base salary (beginning September 1, 2005) of $1,000,000 per year, with an initial maximum bonus pursuant to Coach's Performance-Based Annual Incentive Plan equal to 200% of his annual base salary. Pursuant to his extension, on August 22, 2005, Mr. Frankfort received a grant of options to purchase 532,717 shares of Coach common stock at an exercise price of $32.37 per share; subject generally to Mr. Frankfort's continued employment with us, 25% of these options will vest on August 22, 2009, 25% will vest on August 22, 2010, and 50% will vest on August 22, 2011. The options will expire on August 22, 2015.

         Mr. Krakoff's extended agreement provides for an initial base salary (beginning September 1, 2005) of $2,000,000 per year, with an initial maximum bonus pursuant to Coach's Performance-Based Annual Incentive Plan equal to 150% of his annual base salary. Under his agreement extension, Mr. Krakoff is entitled to receive additional cash bonuses of $1,095,000 on each of July 1, 2009 and July 1, 2010 and $2,190,000 on July 1, 2011. He will be eligible to receive additional bonuses of up to $1,867,500 in each of fiscal years 2009 and 2010 and up to $3,735,000 in fiscal year 2011 based on Coach's attaining pre-set financial or other operating criteria determined by the Human Resources and Governance Committee in its discretion in accordance with Section 162(m) of the United States Internal Revenue Code of 1986 (the "Code"). Pursuant to his extension, on August 22, 2005, Mr. Krakoff received a grant of options to purchase 1,686,581 shares of Coach common stock at an exercise price of $32.37 per share; subject generally to Mr. Krakoff's continued employment with us, 25% of these options will vest on August 22, 2009, 25% will vest on August 22, 2010 and 50% will vest on August 22, 2011. The options will expire on August 22, 2015.

         Mr. Monda's extended agreement provides for an initial base salary (beginning September 1, 2005) of $750,000 per year, with an initial maximum bonus pursuant to Coach's Performance-Based Annual Incentive Plan equal to 150% of his annual base salary. Pursuant to his extension, on August 22, 2005, Mr. Monda received a grant of options to purchase 532,717 shares of Coach common stock at an exercise price of $32.37 per share; subject generally to Mr. Monda's continued employment with us, 25% of these options will vest on August 22, 2009, 25% will vest on August 22, 2010, and 50% will vest on August 22, 2011. The options will expire on August 22, 2015.

         Additional terms of the stock options received by all three executives are the same as the options they received under their initial employment agreements in July 2003; these terms are more fully described under the heading "Executive Compensation--Employment Agreements" in the Proxy Statement for Coach's 2004 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on September 29, 2004. Except as otherwise described above, all of the remaining terms of the executives' original employment agreements remain in effect.

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Item 2.02: Results of Operations and Financial Condition.

         On August 24, 2005, Coach, Inc. (the "Company") issued a press release (the "Press Release") in which the Company announced its revised estimated financial results for its fiscal quarter ending October 1, 2005. All information in the press release is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.



Item 9.01:  Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being furnished herewith:


99.1              Press Release, dated August 24, 2005






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 26, 2005

                                    COACH, INC.

                                    By:   /s/  Carole P. Sadler
                                         -----------------------
                                         Carole P. Sadler
                                         Senior Vice President, General Counsel
                                         and Secretary



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                                  EXHIBIT INDEX

99.1              Press Release, dated August 24, 2005